Agreement

Party A (the Buyer): Harbin Jiarun Hospital Co., Ltd.

Party B (the Seller): GE Medical Systems Trade & Development (Shanghai) Co., Ltd.

Through amicable consultation, Party A and B hereto agree as follows on Party A assigning its designated foreign trade agent to purchase medical equipment (hereinafter referred to as "equipment") from Party B:

1. Equipment name: Mammography X-ray Equipment (SFDA name: Mammography X-ray Equipment, SFDA specifications: Senographe Essential) (specific configurations see the attached list)

2. Total Price: USD231,700.00 (IN WORDS: TWO HUNDRED AND THIRTY-ONE THOUSAND SEVEN HUNDRED) DOLLARS ONLY

Serial No.	Product Description	Quantity	Unit Price	Total
1	Mammography X-ray Equipment Model: Senographe Essential	1 set	USD231,700.00	USD231,700.00

3. Price Terms
   a. CIP Harbin Jiarun Hospital Co., Ltd.
   b. Party B shall be responsible for the transportation and insurance expenses for equipment delivery to the Hospital. Party B shall not be responsible for other expenses of taxation (including but not limited to tariff, costs for customs clearance, inspection and quarantine, and hoisting, and other port surcharges and taxes) incurred in equipment storage and import. After reception of the equipment, Party A shall bear all expenses for equipment hoisting, downloading and transportation to the installation site.

4. Payment Method:
   a. Party A shall appoint its designated foreign trade agent to issue an 100% total agreement price (i.e. USD231,700.00) and irrevocable L/C with Party B as its beneficiary 90 days prior to equipment delivery by Party B.
   b. The fund used for payment by Party A shall be directly sourced from Party A itself and paid by Party A according to the payment terms and conditions hereof. Party A deems that there is no need to make any follow-up financing arrangement involving Party B after equipment delivery. Therefore, the payer changing from Party A to any finance company or other changes alike occurs in both parties shall be prohibited after equipment delivery.

5. Delivery Date: Party B shall deliver the equipment within 90 days after receipt of down payment and the irrevocable L/C issued by the designated foreign trade agent of Party A.

6. Destination of Transportation: Harbin Jiarun Hospital Co., Ltd.
7. Acceptance of Installation and Debugging
   a. Party B shall be responsible for the installation and debugging of the equipment at its own expense.

b. The contractual obligation of Party B shall barely be to purchase and deliver goods pursuant to provisions contained herein as regards the non-GE product which is under the demand of Party A. The manufacture shall be responsible for the quality and warranty matters of non-GE product. Party B shall render assistance while Party A assert the rights of product quality and warranty from manufacture.

c. This Agreement shall take effect as from the date on which the same is duly signed and sealed by both Parties. This Agreement shall cease to be in force as the completion of obligations on both sides. Whereas the validity of clause 10 to 13 is five years after the completion of obligations.The original of this Agreement is made in duplicate with each party and each of which when duly executed shall be of equal force in law. This Agreement is subject to the print text and any omission and revision by hand shall be void.

d. This Agreement embodies the whole intention of both Parties as regards Party A purchase the equipment from Party B and replaces any written or verbal deal prior to this Agreement. Any amendment of contract shall be negotiated by both Parties and signed a written supplementary agreement which pursuant to the provision C on 13clause of this Agreement. Any written documents without pursuant to the provision C on 13clause of this Agreement shall be void and not binding on Party A and Party B.

e. Under China Law, it is forbidden to identify the fetus sex with medical device or other technical means except for the special need on Medicine. Party A shall promise and guarantee to abide by the regulation above and apply the ultrasonic equipment in this Agreement in legal range.

f. Both Parties shall apply and obtain the related certificate, license and approval documents which is required by this Agreement from the government at their own expense. One Party shall not undertake the obligation due to another Party fail to obtain the above certificates in time and shall pursue for compensation at its loss.

g. Both Parties shall strictly abide by the provisions of this Agreement on the date of signing. Party B shall sign an export-import contract with Foreign Trade Agency designated by Party A.

h. The attachment of this Agreement including configuration list and warranty service terms which is necessity of this Agreement.

Party A: Harbin Jiarun Hospital Co., Ltd. (Seal) Authorized Signature: Zhang Junsheng Date: Dec. 31st, 2013	Party B: GE Medical Systems Trade & Development (Shanghai) Co., Ltd. (Seal) Authorized Signature: OuYang Jingwen Date: Dec. 31st, 2013

Notes: This Agreement comes into force with the subject seal of GE Medical Systems Trade & Development (Shanghai) Co., Ltd and the authorization signature of Party B.

Sales Agreement

Branch of Harbin Pharmaceutical Group Co., Ltd.

Sales Cooperation Agreement

Party A: Branch of Harbin Pharmaceutical Group Co., Ltd.

Party B: Harbin Jiarun Hospital Co., Ltd.

On the principle of equally mutual benefit and long-term cooperation through amicable negotiation, both parties have reached the following consensus.

I. License: commercial enterprise shall offer the originals of "a certificate to a photo" and GSP Certificate and the copies of "a certificate to a photo" with fresh seal and GSP Certificate prior to the sign of this Agreement with new customer. Accordingly, the medical institution shall offer the original of Practicing License of Medical Institution and its copy with fresh seal. Party B shall offer written notice and valid license upon modification.

II. Obligation of Party A

1. Party A shall guarantee that the commodity meet the quality criteria issued by the ministry of health and shall be responsible for the exchange of commodity due to the poor quality. Party B shall be responsible for the loss since the commodity is damaged, spoiled, polluted and close to the validity due to inappropriate storage.

2. Party A shall deliver goods within 24 hours in urban and 48 hours in outskirts pursuant to command of Party B after receiving the purchase application(purchase list, telephone and fax.)

3. The commodity sent by Party A shall be single consistent and peer.

III. Obligation of Party B

1. Party B shall be responsible for taking goods and transfer the whole payment of goods to the account of Party A since the__ day of delivery date.(subject to the)

2. On arrival of goods, Party B shall conduct acceptance of the goods. In principle, acceptance shall be conducted together by Party A and Party B. If Party A cannot reach the destination for acceptance then the acceptance can be finished jointly by more than two professionals from Party B. If Party B finds wrong delivering, shortage in delivering and breakage during the acceptance, the faulty goods shall be kept properly. Then Party B shall ask for the relevant proof from the carrier and notify Party A in time on that day. After verifying the faulty goods Party A shall deal with them; however if Party B raises no objection within the limited time Party A shall treat the acceptance as qualified. If packing was badly damaged during transportation, Party B shall reject the goods in front of the carrier and notify Party A immediately.

3. Party B shall abide by the demand of limited price sale of individual goods from Party A; otherwise, Party A has the right to stop the supply of goods. Therefore, Party B will be responsible for consequence arising from that.

Ⅳ Term of payment

The term of payment of Party B is to be check, wire transfer or bill of exchange. Party B shall remit the payment into Party A's designated bank account. Without written authorization of Party A, Party B shall not pay cash to any personnel of Party A to make payment to other bank accounts. Otherwise it shall be treated as personal loan. Party B shall not offset Party A's loan, and Party A shall not bear any responsibility arising from that.

Ⅵ Return and Exchange of Goods

1. If Party B finds unsalable goods, they can be returned to Party A within 90 days from the date sold by Party A. Party A is not responsible for the exchange of overdue goods and the goods that have been on sale for 6 months.
2. Before the refund, exchange procedure, Party B shall not deduct the payment of refund and exchange from the accounts payable to Party A. For the agreed return of goods, the two Parties shall check the number.

Ⅶ Other Agreed Items

1. Without the written confirmation of Party A, Party B shall not lend money and goods and deliver goods to the personnel of Party A, otherwise the resulting losses shall be borne by Party B. Party B shall not accept Party A's agent sales that are not authorized by Party A (subject to Party A's formal invoice or sales listing), otherwise, Party A shall not be responsible for all consequences arising from that and Party B cannot write down and hold back Party A's payment for goods.
2. If Party B does not remit payment to Party A according to the agreed period by the two Parties, Party A shall have the right to stop supplying to Party B, Party B shall assume all the economic loss caused to Party A.
3. Party A has the right to make regular or irregular account check with Party B, Party B shall cooperate with joint efforts. Every time after the reconciliation, Party B shall stamp official seal or financial seal for confirmation.
4. Others

VIII. The two Parties shall solve any dispute through friendly negotiation. If an agreement cannot be reached, the dispute shall be submitted to the local court where Party A is located.

This Agreement is in duplicate. Each Party keeps one copy. It becomes effective when signed and sealed. The validity period of this agreement is from January 1, 2013 to December 31, 2013.

Party A:	Party B:
Address:	Address:
Tel:	Tel:
Fax:	Fax:
Post code:	Post code:
Authorized signature: Ai Shibin	Authorized signature:
Date:	Date:
Pharmacy Branch of Harbin Pharmaceutical Group Holding., Ltd.	Harbin Jiarun Hospital Co., Ltd. (seal)

方:
址:
话:
真:
编:
权代表:

企业法人营业执照（副本）

注册号 440301104365448

名　　称 深圳碧海蓝天翻译有限公司

企业类型 有限责任公司

住　　所 深圳市罗湖区南湖街道嘉宾路2008号彭年广场东佳大厦2402B

法定代表人 徐淑琴

成立日期 二○○九年十一月十七日

此营业执照只用于翻译资格认证，无公章，再次复印，扫描无效，如有疑问请致电4007166156

Business License only applicable for certification of translation qualifications; invalid if no original seal, undergoing recopying and rescanning, and please call 4007166156 for any doubts.

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